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                                                        Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration Statements of Cayenne Software, Inc. (formerly Bachman Information Systems, Inc.) on Forms S-8 (File Nos. 33-87314, 33-53298, 33-45766, 33-71964 and
333-12139) and Forms S-3 (File Nos. 33-99956 and 33-89940) of our reports dated August 20, 1996, on our audits of the consolidated financial statements and financial statement schedule of Cayenne Software, Inc. as of June 30, 1996 and 1995, and for each of the three years in the period ended June 30, 1996, which reports are included in this Annual Report on Form 10-K.

                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
September 27, 1996